UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

Syntroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5416 South Yale Avenue, Suite 400

Tulsa, Oklahoma 74135

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (918)-592-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 27, 2014, Syntroleum Corporation (the “Company”) announced that it has notified NASDAQ of its intent to voluntarily delist its common stock from the NASDAQ Capital Market subject to and contingent upon the consummation of the transactions contemplated by that certain asset purchase agreement, dated as of December 17, 2013, by and among the Company, Renewable Energy Group, Inc. and REG Synthetic Fuels, LLC (the “Asset Purchase Agreement”). Following the consummation of the transactions contemplated by the Asset Purchase Agreement (the “Asset Sale”), the Company would have no further ongoing business operations and would therefore no longer qualify for listing on the NASDAQ Capital Market. In addition, promptly following the consummation of the Asset Sale, the Company intends to close its stock transfer books and dissolve.

A vote by the Company’s stockholders in order to approve the Asset Sale, among other matters, is scheduled to occur on June 3, 2014. In the event that the Asset Sale is approved by the Company’s stockholders on that date and the other conditions to closing set forth in the Asset Purchase Agreement have been satisfied or waived, the Company intends to consummate the Asset Sale on June 3, 2014.

If the Asset Sale is consummated on June 3, 2014, the Company intends to file a Form 25 with the United States Securities and Exchange Commission on June 6, 2014. However, if the Asset Sale is not consummated on June 3, 2014, the filing of the Form 25 will be delayed to the date three calendar days following the date on which the Asset Sale is consummated.

Trading in the Company’s common stock will cease as of 4PM Eastern Time on the date on which the Form 25 is filed and the CUSIP for the Company’s common stock will be suspended at that time.

The Company intends to file a Certificate of Dissolution with the Secretary of State of the State of Delaware on the date three calendar days following the date on which the Form 25 is filed (the “Final Record Date”) and close its stock transfer books as of the close of business on the Final Record Date. Only holders of record of the Company’s common stock as of the close of business on the Final Record Date will be eligible to receive distributions of the Company’s assets, if any, in connection with the Company’s liquidation.

The Company intends to announce via press release the closing of the Asset Sale and will confirm the date on which the Form 25 will be filed and the Final Record Date at that time.

A copy of the Company’s press release announcing its intent to voluntarily delist its common stock from the NASDAQ Capital Market is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainties. These forward-looking statements include any statements regarding the Company’s strategic and operational plans. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 9.01.	Exhibits.

99.1	Press Release of Syntroleum Corporation, dated May 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2014

SYNTROLEUM CORPORATION

	By:	/s/ Karen L. Power
Karen L. Power Senior Vice President/Principal Financial Officer